UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California 92008
(Address of principal executive offices, including zip code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On February 1, 2019 (the “Effective Date”), GenMark Diagnostics, Inc. (the “Company”), and its domestic subsidiaries as co-borrowers (together with the Company, the “Loan Parties”), entered into a Loan and Security Agreement (the “Agreement”) with Solar Capital Ltd. (“Solar”) and the financial institutions that are or become parties to the Agreement as lenders (together with Solar, the “Lenders”). Pursuant to the Agreement, the Lenders are providing the Company with up to $65,000,000 in a series of term loans, as further described below. Under the terms of the Agreement, the Company may, subject to certain conditions, borrow from the Lenders:

•	$50,000,000 (the “Tranche 1 Loan”), which was funded on the Effective Date; and

•
an additional $15,000,000 (the “Tranche 2 Loan” and, together with the Tranche 1 Loan, the “Term Loans”) funded at the Company’s option, but no later than December 31, 2019, the availability of which is subject to the Company achieving a designated threshold amount of product revenues on a trailing six-month basis (the “Tranche 2 Loan Funding Condition”).

On the Effective Date, approximately $38.8 million of the Tranche 1 Loan proceeds were used by the Company to repay all outstanding principal, interest, related fees, and other obligations under the Company’s existing Loan and Security Agreement with Solar Senior Capital Ltd., dated January 12, 2015 (as amended through the Effective Date), with the remaining borrowings to be used to satisfy the Company’s future working capital needs and general business requirements.
Under the Agreement, the Term Loans will accrue interest at a floating per annum rate in effect from time-to-time equal to (a) the greater of 2.51% or the one-month LIBOR rate then in effect as of the applicable payment date, plus (b) 5.90% per annum. The Company is only required to make interest payments on amounts borrowed pursuant to the Term Loans from the applicable funding date until February 28, 2021 (the “Interest Only Period”). If (a) the Tranche 2 Loan Funding Condition is timely satisfied by the Company, (b) the Company exercises its option to borrow the Tranche 2 Loan, and (c) the Company achieves an additional designated amount of product revenues on a trailing six-month basis on or before December 31, 2020, then the Interest Only Period may, at the Company’s election, be extended for both Term Loans through February 28, 2022. Following the Interest Only Period (as the same may be extended pursuant to the terms of the Agreement), monthly installments of principal and interest under the Term Loans will be due until the original principal amount and applicable interest is fully repaid by February 1, 2023 (the “Maturity Date”).
Upon entering into the Agreement, the Company paid Solar a non-refundable closing fee as set forth in a fee letter to the Agreement (the “Fee Letter”). In addition, on the date which the Company pays the outstanding principal amount of the Term Loans in full, the Company is required to pay the Lenders a non-refundable final payment fee as set forth in the Fee Letter, which fee shall be increased in the event the Interest Only Period is extended through February 28, 2022 pursuant to the terms of the Agreement. The Agreement further provides that the Company shall reimburse Solar and the Lenders for all fees, costs and expenses incurred in connection with the Agreement as of the Effective Date.
Subject to certain conditions, the Company may voluntarily prepay the Term Loan in full, but not in part, at any time prior to the Maturity Date; provided that any such prepayment would be subject to a graduated prepayment premium based on the amount prepaid and the date of prepayment.
Pursuant to the terms of the Agreement, the Lenders are granted a security interest in (a) all of the personal property of the Loan Parties, other than intellectual property (which is subject to a negative pledge), but including the Loan Parties’ rights to payment in respect of intellectual property, and (b) the stock of all of the Company’s subsidiaries; provided that if the pledge of 100% of the voting shares of the Company’s non-U.S. subsidiaries would result in adverse tax consequences, such pledge shall be limited to 65% of the voting stock and 100% of the non-voting stock of each of the Company’s non-U.S. subsidiaries.
The Agreement contains customary affirmative and negative covenants, including, without limitation, delivering reports and notices relating to the Company’s financial condition and certain regulatory events and intellectual property matters, as well as limiting the creation of liens, the incurrence of indebtedness, and the making of certain investments, payments and acquisitions, other than as specifically permitted by the Agreement.
The Agreement also contains customary events of default (subject, in certain instances, to specified cure periods), including, but not limited to, the failure to make payments of interest or premium when due, the failure to comply with certain covenants and agreements specified in the Agreement, and the occurrence of a material adverse change, certain regulatory events, or certain insolvency events. Upon the occurrence of an event of default, the Lenders may declare all outstanding principal and accrued but unpaid interest under the Agreement immediately due and payable and may exercise the other rights and remedies as set forth in the Agreement.
The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the text of such document, a copy of which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date:	February 6, 2019	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary